Exhibit 10.15

This exhibit is an English translation of a foreign language document.

The Company hereby agrees to supplementally furnish to the SEC, upon request, a copy of the foreign language document.

Shiyan City Operation Phase I Additional Bond Distribution Agreement

This Bond Distribution Agreement (the “Agreement”) is executed in Hong Kong on 23 July 2024 by and between:

Party A: ALPINE SECURITIES LIMITED

Business Registration No.: 67907746

Address: Unit 2027-2028, 20/F, Infinitus Plaza, 199 Des Voeux Road Central, Sheung Wan, Hong Kong

(“Underwriter”)

Party B: GLAM Capital Limited

Business Registration No.: 69618979

Address: Rooms 908-911, 9/F, Nan Fung Tower, 88 Connaught Road Central, Hong Kong

(“Sub-Underwriter”)

Whereas:

1.	The Underwriter is duly licensed and appointed by the Issuer to underwrite the bonds (“Bonds”).

2.	The Sub-Underwriter agrees to act as a distributor under this Agreement.

Through mutual negotiations, the parties agree as follows:

1. Bond Details

●	Issuer: Shiyan City Operation Group Co., Ltd.

●	Bond Name: SYCTOP 7.9 2027-06-26 (“Shiyan City Operation Phase I Additional Bonds”)

●	ISIN: XS2851615687 (Additional Issuance)

●	Issue Size: Up to RMB 340 million

●	Pricing Date: 2024-07-23

●	Issue Date: 2024-07-26

●	Maturity Date: 2027-06-26

●	Coupon Type: Fixed Rate

●	Coupon Rate: 7.9%

●	Tenor: 3 years

2. Distribution Authorization

2.1 The Underwriter authorizes the Sub-Underwriter to distribute the Bonds under this Agreement.

2.2 Non-Transferable: Rights/Obligations may not be delegated without written consent.

2.3 Non-Exclusive: The Underwriter reserves the right to distribute directly or appoint other distributors.

3. Sub-Underwriter’s Obligations

3.1 Actively market and sell the Bonds in compliance with this Agreement.

3.2 Compliance: Adhere to AML, KYC, and all applicable laws/regulations.

3.3 Reporting: Provide sales proofs and client information upon request.

4. Underwriter’s Obligations

4.1 Disclose all necessary Bond information and marketing materials.

4.2 Provide operational support for distribution.

5. Commission & Expenses

5.1 Commission: Paid per the attached Commission Settlement Statement, based on actual sales.

5.2 Expenses: Borne solely by the Sub-Underwriter.

6. Term & Termination

6.1 Term: 1 year from execution, renewable by mutual written agreement.

6.2 Early Termination: Either party may terminate with 30 days’ written notice.

7. Confidentiality

All terms and related documents are confidential unless:

(a) Publicly available (not due to breach);

(b) Required by law/regulators; or

(c) Disclosed to advisors bound by equivalent confidentiality.

Survives termination.

8. Dispute Resolution

8.1 Negotiation: Resolve disputes amicably first.

8.2 Arbitration: Unresolved disputes shall be submitted to HKIAC under its rules. Conducted in Chinese by three arbitrators in Hong Kong. Awards are final and binding.

9. Miscellaneous

9.1 Entire Agreement: Supersedes all prior agreements.

9.2 Amendments: Valid only if in writing and signed by both parties.

9.3 Governing Law: Hong Kong law governs this Agreement.

Party A (Underwriter): ALPINE SECURITIES LIMITED

Company Seal:

Party B (Sub-Underwriter): GLAM Capital Limited

Company Seal:

Attachment: Commission Settlement Statement

Attachment:

Commission Settlement Statement

Pursuant to the terms stipulated in the “Shiyan City Operation Phase I Additional Bond Distribution Agreement” executed between the Underwriter and Sub-Underwriter, the specific fee calculations are as follows:

Client Name	Sales Amount (RMB)	Commission Rate	Tenor	Commission (RMB)
[ ]	[ ]	[ ]%	[ ] Years	[ ]
	Total			[ ]

Payment Deadline: Within 1 month after execution.
Sub-Underwriter’s Bank Details:

●	Account Name: [ ]

●	Account No.: [ ]

●	Bank: [ ]

●	SWIFT: [ ]

●	Bank Code: [ ]

Underwriter: ALPINE SECURITIES LIMITED

Company Seal: Date:

Sub-Underwriter: GLAM Capital Limited

Company Seal:

Date: